UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2026

ADC Therapeutics SA

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-39071 (Commission File Number)	N/A (IRS Employer Identification Number)

Biopôle Route de la Corniche 3B 1066 Epalinges Switzerland (Address of Principal Executive Offices) (Zip Code)	+41 21 653 02 00 (Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, par value CHF 0.08 per share	ADCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 C.F.R. §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 C.F.R. §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2026, ADC Therapeutics SA (the “Company”) entered into an amendment (the “Amendment”) to the Purchase and Sale Agreement, dated August 25, 2021 (the “Original Agreement” and, as amended by the Amendment, the “Amended Agreement”), among the Company and entities managed by HealthCare Royalty Management, LLC (“HCR”). To date, HCR has provided $300 million of funding to the Company. Under the Original Agreement, upon the occurrence of a change of control event, the Company is obligated to pay HCR $750 million (or $675 million if HCR receives royalty payments exceeding a mid-nine-digit amount on or prior to March 31, 2029), less the amount of royalties previously paid to HCR. Under the Amended Agreement, upon the occurrence of a change of control event, the Company is obligated to pay HCR $150 million (if the change of control event occurs on or before December 31, 2027) or $200 million (if the change of control event occurs on or after January 1, 2028), which amount is not reduced by the amount of royalties previously paid to HCR. In addition, following such change of control event, the royalty obligations under the Amended Agreement will continue until the Royalty Cap (as defined in the Original Agreement), unless the Company (or its successor in interest) buys out the remaining royalty obligations by paying HCR $525 million (if the buyout occurs on or prior to December 31, 2029) or $750 million (if the buyout occurs on or after January 1, 2030), less the amount of royalties previously paid to HCR and the change of control payment described above.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Amendment, the Company issued to HCR warrants to purchase 9,834,776 common shares. The warrants are exercisable at any time after their original issuance until December 31, 2030. The warrants are exercisable at the option of the holder, in whole or in part (but not for less than a common share) by delivering to the Company a duly executed exercise notice and by payment of the aggregate exercise price; provided that any exercise of the warrants must be for at least 50,000 common shares (or, if less, the remaining common shares available for purchase under the warrants). The exercise price per common share purchasable upon the exercise of the warrants is $3.8130 per share, subject to customary adjustments. In lieu of making cash payment of the aggregate exercise price, a holder may elect to exercise the warrants (i) on a fully cashless basis, subject to the limitations in the following sentence, or (ii) on a partially cashless basis by paying in cash the aggregate par value for the common shares to be purchased and settling the remainder of the aggregate exercise price on a cashless basis. If the Company, at the time of receipt of an exercise notice electing fully cashless exercise, (i) does not, or has reason to believe that the Company does not, have a sufficient amount of freely distributable equity to fund the nominal value of the number of common shares the Company would be required to deliver upon such cashless exercise, and (ii) (x) holds common shares representing more than 2% of its share capital registered in the commercial register at that time (the “Minimum Stock”) in treasury, then the Company will not be obligated to (but may) deliver more than such number of common shares to the holder as exceeds the Minimum Stock or (y) holds up to the Minimum Stock in treasury, then the Company will not be obligated to deliver any common shares to the holder. In the event of (i) a sale, lease or other transfer of all or substantially all of the Company’s assets, (ii) a merger or consolidation involving the Company in which the Company is not the surviving entity or in which the Company’s outstanding share capital is converted into or exchanged for shares of capital stock or other securities or property of another entity, or (iii) any sale by holders of the Company’s outstanding voting equity securities in a single transaction or series of related transactions of shares constituting a majority of the Company’s outstanding combined voting power, and (x) if the consideration received by the Company’s shareholders consists solely of cash and/or marketable securities, then holders of the warrants will be deemed to have exercised their warrants immediately prior to the closing date of such transaction or (y) if the consideration received by the Company’s shareholders does not consist solely of cash and/or marketable securities, then the Company will cause the successor or surviving entity to assume the warrants. The warrants and any common shares issuable upon exercise of the warrants are not transferable on or prior to December 31, 2027, except, with respect to common shares issued upon exercise of the warrants, in connection with the consummation of the events described in the previous sentence. The warrants provide certain registration rights, pursuant to which the Company has agreed to file a registration statement within 30 business days to register the resale of the common shares issuable upon exercise of the warrants. The warrants are governed by the laws of Switzerland.

The foregoing description of the warrants does not purport to be complete and is qualified in its entirety by reference to the form of warrant, which is attached to this Current Report on Form 8-K as Exhibit 10.2. The issuance and sale of the warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) of the Securities Act in that the transaction is between an issuer and sophisticated investors not involving any public offering. The Company is relying on this exemption from registration based in part on representations made in the warrants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to the Purchase and Sale Agreement, dated as of February 18, 2026, among ADC Therapeutics SA and entities managed by HealthCare Royalty Management, LLC
10.2	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Therapeutics SA
Date: February 23, 2026
	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Chief Legal Officer